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                    Exhibit 5








                                                                 (614) 464-6400




                                    July 15, 1997




Board of Directors
Dynacraft Golf Products, Inc.
98 James Street
Newark, OH  43055

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Dynacraft Golf Products, Inc., an Ohio corporation (the "Company"), in connection with the issuance and sale by the Company of up to 700,000 of its common shares, without par value (the "Common Shares"). We have collaborated in the preparation of the Registration Statement on Form SB-2 ("Registration Statement") filed by the Company with the Securities and Exchange Commission for the registration of such Common Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth. With respect to the following, we have assumed that the Second Amended and Restated Articles of Incorporation (the "Articles"), the form of which has been filed as an exhibit to the Registration Statement, have been duly authorized by the Board of Directors of the Company and that such Articles will be approved by the shareholders of the Company in accordance with Ohio law and that a Certificate of Amendment with respect to such Articles will be filed with the Secretary of State of the State of Ohio prior to the issuance of any Common Shares.

         Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Ohio. We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the Common Shares to be issued and sold by the Company have been delivered by the Company against payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, said Common Shares will be validly issued and outstanding, fully paid and non-assessable; PROVIDED, that we express no opinion with respect to whether Common Shares purchased through the use of a credit card have been fully paid for prior to the time such credit card balance has been paid by the holder thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."


                                        Very truly yours,




                                        VORYS, SATER, SEYMOUR AND PEASE